The computation of net income per share for the three months ended March 31, 1996 and 1995 is as follows: (000's omitted except per share data).


                                                 Three Months Ended
                                                    March 31,
                                                   (unaudited)
                                                --------------------
                                                   1996        1995
                                                --------    --------
Primary

Net income ..................................   $ 22,003    $ 17,034
Add:  Adjustments to net income
net of tax, related to convertible debentures       (396)         00
                                                --------    --------
Adjusted net income .........................   $ 21,607    $ 17,034
                                                ========    ========


Average common shares outstanding............     30,947      29,181
Dilutive common equivalent shares
issuable upon the exercise of
options currently outstanding to
purchase common shares ......................      1,067         846
Conversion of debentures ....................      1,472          00
                                                --------    --------
                                                  33,486      30,027
                                                ========    ========

Net income per share ........................  $    .65    $    .57
                                                ========    ========

Fully Diluted

Net income...................................   $ 22,003    $ 17,034
Add:Adjustments to net income
net of tax, related to convertible debentures      3,272       5,521
                                                --------    --------
Adjusted net income..........................   $ 25,275    $ 22,555
                                                ========    ========

Average common shares outstanding............     30,947      29,181
Dilutive common equivalent shares
issuable upon the exercise of options
currently outstanding to purchase
common shares................................      1,205         846
Conversion of Debentures.....................      7,177       7,584
                                                --------    --------
                                                  39,329      37,611
                                                ========    ========
Net income per share.........................   $    .64    $    .60
                                                ========    ========
